SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019 (May 3, 2019)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)The Company’s annual meeting of shareholders was held on May 3, 2019 at the Embassy Suites, 1200 Conference Center Blvd., Murfreesboro, Tennessee. As of the record date, there were a total of 43,259,871 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 37,475,678 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1)     The nominee named below was elected to serve as a member of the Board of Directors of the Company for a three-year term until the 2022 annual meeting of shareholders and until his successor is duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
James R. Jobe	23,259,751	7,000,841	40,234	7,174,852

(2)    The 2019 Stock Incentive Plan was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,436,577	1,762,552	101,697	7,174,852

(3) The compensation paid to NHI’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,965,992	1,218,435	116,399	7,174,852

(4)    The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
37,014,070	402,611	58,997

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/Roger Hopkins

Name:	Roger Hopkins

Title	Principal Accounting Officer
Date:    May 6, 2019